JOHN FARLEY

August 21, 2007

Tactical Air Defense Services, Inc.

Re: Resignation

Gentlemen of the Board:

Please note that I have resigned my post as from all positions with Tactical Air Defense Services, Inc. (the “Company”) and its subsidiaries to pursue other business opportunities, effective as of August 17, 2007.

I have reviewed the Current Report on Form 8-K dated August 17, 2007, and do not disagree with any of the statements made therein with respect to the resignation of the undersigned.

Very truly yours,

John Farley